Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333- 181536) of Invesco Ltd. of our report dated June 20, 2017 relating to the financial statements of the Invesco Ltd. 2012 Employee Stock Purchase Plan, which appears in this Form 11‑K.

/s/ PricewaterhouseCoopers, LLP

Atlanta, Georgia
June 20, 2017